Exhibit 99.1

SEMTECH CORPORATION ANNOUNCES PRICING OF PRIVATE OFFERING OF

$350 MILLION OF NEW CONVERTIBLE SENIOR NOTES AND EXCHANGE OF

EXISTING NOTES

CAMARILLO, CALIFORNIA OCTOBER 8, 2025 – Semtech Corporation (Nasdaq: SMTC) (the “Company” or “Semtech”) today announced the pricing of its offering of $350 million in aggregate principal amount of 0% convertible senior notes due 2030 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Semtech has granted the initial purchasers of the Notes an option to purchase, for settlement by (and including) October 15, 2025, up to an additional $52.5 million aggregate principal amount of Notes. The sale of the Notes is expected to close on or about October 10, 2025, subject to customary closing conditions, and is expected to result in approximately $340.2 million in net proceeds to the Company, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company (assuming no exercise of the initial purchasers’ option).

Semtech expects to use (i) approximately $220.6 million of the net proceeds from the Offering, together with the issuance of approximately 3.0 million shares of Semtech’s common stock, as the consideration for the exchange of approximately $219.0 million aggregate principal amount of its existing 1.625% convertible senior notes due 2027 (the “2027 Notes”), (ii) approximately $63.1 million of the net proceeds from the Offering, together with the issuance of approximately 2.2 million shares of Semtech’s common stock, as the consideration for the exchange of $61.95 million aggregate principal amount of its existing 4.00% convertible senior notes due 2028 (the “2028 Notes” and, together with the 2027 Notes, the “Existing Notes”), which constitutes the remaining outstanding amount of the 2028 Notes and (iii) approximately $56.5 million of the net proceeds from the Offering to repay $56.3 million principal amount of the term loans outstanding under Semtech’s senior credit facilities. Semtech also intends to use approximately $27.3 million of cash on hand to pay the cost of the capped call transactions described below (the cost of which is expected to be partially offset by the proceeds from the termination of the existing convertible note hedge and warrant transactions that Semtech entered into in connection with the issuance of the 2027 Notes). If the initial purchasers exercise their option to purchase additional Notes, Semtech expects to use cash on hand to enter into additional capped call transactions, and Semtech expects to use any net proceeds from the sale of such additional Notes to repay a portion of the term loans under Semtech’s senior credit facilities. The exchanges of the Existing Notes are expected to close on or about October 14, 2025, subject to customary closing conditions.

The Notes will be senior unsecured obligations of Semtech. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete.

The initial conversion rate for the Notes is 9.8964 shares of Semtech’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $101.05 per share, which represents a premium of approximately 42.50% over the last reported sale price per share of Semtech’s common stock on The Nasdaq Global Select Market on October 7, 2025). Prior to the close of business on the business day immediately preceding July 15, 2030, the Notes will be convertible at the option of the holders only upon the occurrence of specified events and during specified periods, and on or after July 15, 2030, until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible at any time. Semtech will settle conversions by paying cash up to the aggregate principal amount of the Notes being converted and paying or delivering, as the case may be, cash, shares of Semtech’s common stock or a combination of cash and shares of Semtech’s common stock, at Semtech’s election, in respect of the remainder, if any, of Semtech’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, based on the then applicable conversion rate. The Notes will be jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of Semtech’s current and future direct and indirect wholly-owned domestic subsidiaries that guarantee Semtech’s borrowings under its senior credit facilities.

The Notes will not be redeemable before October 20, 2028. The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Semtech’s option at any time, and from time to time, on or after October 20, 2028 and prior to the 21st scheduled trading day immediately preceding the maturity date, but only if the last reported sale price per share of Semtech’s common stock has been at least 130% of the conversion price for the Notes then in effect on (i) each of at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Semtech provides notice of redemption and (ii) the trading day immediately preceding the date Semtech sends such notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

In connection with the pricing of the Notes, Semtech entered into privately negotiated capped call transactions (the “capped call transactions”) with certain financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Semtech’s common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to Semtech’s common stock upon any conversion of the Notes and/or offset any cash payments Semtech may be required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $141.82 per share (which represents a premium of 100.0% over the last reported sale price of Semtech’s common stock on The Nasdaq Global Select Market on October 7, 2025), and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Semtech’s common stock and/or enter into various derivative transactions with respect to Semtech’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Semtech’s common stock, the Notes, the 2027 Notes or the 2028 Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Semtech’s common stock and/or purchasing or selling common stock or other securities of Semtech in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 20 trading day period beginning on the 21st scheduled trading day prior to the maturity date of the Notes or, to the extent Semtech exercises the relevant termination election under the capped call transactions, following any repurchase, redemption or early conversion of the Notes or if Semtech otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Semtech’s common stock or the Notes, which could affect the ability of holders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of common stock, if any, and value of the consideration that a holder will receive upon conversion of its Notes.

Semtech expects that some or all of the holders of the Existing Notes Semtech exchanges may have entered or may enter into derivatives with respect to Semtech’s common stock or may have purchased or may purchase shares of Semtech’s common stock in open market transactions to unwind hedge positions that they have with respect to their investment in the Existing Notes. Any open market purchases, in turn, may have placed and may further place upward pressure on the trading price of Semtech’s common stock, causing its common stock to trade at higher prices than would be the case in the absence of these purchases. Further, the number of shares of Semtech’s common stock purchased or to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of Semtech’s common stock. This activity by the hedged holders could have increased and could further increase (or reduce the size of any decrease in) the market price of Semtech’s common stock, could have impacted the initial conversion price for the Notes and could further affect the market price for the Notes.

In connection with the exchanges of the 2027 Notes, Semtech will unwind a corresponding portion of the related existing convertible note hedge and warrant transactions. In connection with such unwind transactions and the exchanges of the 2027 Notes, the existing counterparties may have entered into or unwound or may enter into or unwind various derivatives with respect to Semtech’s common stock and/or sell shares of Semtech’s common stock or other securities in secondary market transactions, which may affect the price of its common stock and the market value of the Notes, and could also have impacted the initial conversion price of the Notes. Depending on when it occurs, the hedge unwind activity of the existing counterparties may to some extent offset the hedge unwind activity of the holders of the Existing Notes described above or the initial hedging activities of the option counterparties described above (including on a net basis if any counterparty to the existing convertible note hedge and warrant transactions becomes an option counterparty).

None of the Notes, the guarantees, the shares of Semtech’s common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act, the securities laws of any other jurisdiction or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes were offered and will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, including the Notes, the guarantees or any shares of Semtech’s common stock, nor shall there be any sale of the Notes or the guarantees in any state or jurisdiction in which such offer, solicitation or sale is unlawful. No assurance can be made that the Offering will be consummated on its proposed terms or at all. Further, this press release does not constitute an offer to buy or the solicitation of an offer to sell any securities, including the Existing Notes.

About Semtech Corporation

Semtech Corporation (Nasdaq: SMTC) is a leading provider of high-performance semiconductor, Internet of Things (IoT) systems and cloud connectivity service solutions dedicated to delivering high-quality technology solutions that enable a smarter, more connected and sustainable planet. Our global teams are committed to empowering solution architects and application developers to develop breakthrough products for the infrastructure, industrial and consumer markets.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to matters such as the proposed issuance of the Notes and the closing of the Offering, the intended use of the net proceeds, the closing of the exchanges of existing indebtedness and the effects of the foregoing transactions and related derivative transactions. Statements containing words such as “may,” “believes,” “sees,” “anticipates,” “expects,” “intends,” “positions,” “plans,” “projects,” “estimates,” “develops,” “should,” “could,” “will,” “designed to,” “projections,” or “outlook,” or other similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K, for additional information about the Company and the risks and uncertainties related to the Company’s business which may affect the statements made in this press release. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which speak only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statement that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

Contact:

Mitch Haws

Semtech Corporation

webir@semtech.com